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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Investors Financial Services Corp. (the "Company") on Form S-8 (including the reoffer prospectus) of our reports dated February 16, 1999, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Boston, Massachusetts
May 28, 1999